1 AMENDMENT NO. 2 TO THE PUBLIC POLICY HOLDING COMPANY, INC. 2021 OMNIBUS INCENTIVE PLAN THIS AMENDMENT NO. 2 TO THE PUBLIC POLICY HOLDING COMPANY, INC. 2021 OMNIBUS INCENTIVE PLAN (the “LTIP Amendment”) is effective as of September 17, 2024 (the “Effective Date”). WHEREAS, the Remuneration Committee of the Board of Directors of Public Policy Holding Company, Inc., a Delaware corporation (the “Board”), has reviewed, approved and recommended to the Board that the Board ratify, approve and adopt, and the Board has reviewed, ratified, approved and adopted, this LTIP Amendment effective as of the Effective Date: 1. In accordance with Section 2(f) of the Public Policy Holding Company, Inc. 2021 Omnibus Incentive Plan (the “LTIP”), the U.K. Sub-Plan attached hereto as Appendix 1 shall be a subplan of the LTIP, and shall be attached to, and hereby is incorporated into, the LTIP as Appendix 1. The LTIP, as previously amended, is hereby amended by adding such Appendix 1. 2. The LTIP, as previously amended and as amended by this LTIP Amendment, shall continue in full force and effect in accordance with its terms. In the event there are any conflicts between the terms of the LTIP and this LTIP Amendment, this LTIP Amendment shall control.

Neither this document, nor any stock option agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 ("FSMA") and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this UK Sub-Plan, which is exclusively available to bona fide UK employees of Public Policy Holding Company, Inc. and its Subsidiaries. PUBLIC POLICY HOLDING COMPANY, INC. 2021 OMNIBUS INCENTIVE PLAN UK SUB-PLAN Approved by the Administrator on 17 September, 2024 1. Definitions and interpretation 1.1 In this UK Sub-Plan, unless the context requires otherwise the defined terms set out in the Plan shall have the meanings ascribed in the Plan with the addition of the definitions set out below: "Award" has the meaning given to it in the Plan but for the avoidance of doubt shall include a UK Option granted under this UK Sub-Plan; "Employer's NICs" means secondary Class 1 NICs; "Employee" means any individual who is an employee of a Group Company; "Exercise Price" means the price per share of Stock determined by the Award Agreement that is payable by the Optionee to exercise the UK Option and acquire the shares of Stock; "FSMA" means the Financial Services and Markets Act 2000; "Group" in relation to a Parent Company, means that company and its Subsidiaries (and their Subsidiaries) and "Group Company" shall be construed accordingly; "HMRC" means HM Revenue & Customs; "ITEPA" means the Income Tax (Earnings and Pensions) Act 2003; "NICs" means national insurance contributions; "Option Shares" means the shares of Stock subject to a UK Option, being the maximum number of shares of Stock which can be acquired on exercise of that UK Option; "Optionee" means the holder of a UK Option; "Parent Company" means a company that has one or more Subsidiaries; "Personal Representatives" in relation to an Optionee, means the Optionee's legal personal representatives (being either the executors of the Optionee's will to whom a valid grant of probate has been made or the duly appointed administrators of the Optionee's estate) who in either case have provided the Administrator with satisfactory evidence of their appointment; "Plan" means the Public Policy Holding Company, Inc. 2021 Omnibus Incentive Plan adopted on 09 December 2021 (as varied from time to time);

2 "Relevant Company" means the company which incurs a Tax Liability as set out in Rule 8 which includes (but is not limited to) the company by reference to which the Optionee is an Employee; "Section 431 Election" means an election in accordance with section 431 of ITEPA; "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006 and "Subsidiaries" shall be construed accordingly; "Tax Liability" means all taxes (whether federal, local, state or otherwise), NICs (including, if required by the Administrator and specified in the applicable Award Agreement, Employer's NICs), social security, or other levies or payroll withholdings, in each case together with all penalties, fines, interest, charges, costs and expenses in relation to the same arising at any time in respect of or by reference to or in connection with: (a) a UK Option (including but not limited to its grant, exercise, release, assignment, cancellation, surrender or otherwise); or (b) any shares of Stock (or other securities or assets): (i) acquired on exercise of a UK Option; (ii) earmarked or held to satisfy a UK Option; (iii) acquired as a result of holding a UK Option; or (iv) acquired in consideration of the assignment or surrender of a UK Option; or (c) any other securities (or other assets) acquired or earmarked as a result of holding shares of Stock or other securities or assets mentioned in (b) above; including for the avoidance of doubt and without limitation, any liability arising after the termination of the Optionee’s employment for whatever reason, and any amount due in respect of any failure by the Optionee or any other person to make good such amount in the time limit specified in section 222 of ITEPA (or equivalent law of any jurisdiction outside the United Kingdom); and which: (a) may arise or be incurred in any jurisdiction whatsoever; and (b) by the law of the same jurisdiction may or shall be recovered from the person entitled to the UK Option; "UK" means the United Kingdom of England and Wales; "UK Employee" means any Employee who is resident and providing services in the UK for tax purposes; "UK Option" means an option to purchase shares of Stock granted pursuant to this UK Sub-Plan; and "UK Sub-Plan" means this UK Sub-Plan to the Plan. 1.1 Unless the context requires otherwise, in this UK Sub-Plan:

3 (a) the singular includes the plural and vice versa and any reference to one gender includes the other genders; (b) reference to any enactment shall be construed as a reference to UK legislation in the first instance and that enactment as consolidated, amended, re-enacted or replaced from time to time and shall include any regulations made thereunder; (c) a period of time which is specified and starts from a given day or the day of an act or event, shall be calculated exclusive of that day; (d) the headings and sub-headings are for ease of reference only, and do not affect the interpretation of any provision; (e) a reference to a "Rule" shall be to a rule of this UK Sub-Plan; and (f) words and expressions not otherwise defined in this UK Sub-Plan shall have the meaning given in the Plan. 2. Terms and conditions 2.1 UK Options granted pursuant to this UK Sub-Plan shall be governed by the terms of the Plan, subject to any such amendments and additions set out in the UK Sub-Plan, and by the terms of the individual Award Agreement. 2.2 In the event of any conflict between the terms of the Plan and those of this UK Sub-Plan, the terms of this UK Sub-Plan shall prevail. 3. Purpose 3.1 This UK Sub-Plan is a subplan of the Plan established by the Administrator in accordance with section 2 (f) of the Plan to enable the Company to grant UK Options to UK Employees. 3.2 UK Options granted at any time pursuant to this UK Sub-Plan are granted for commercial reasons in order to recruit or retain Employees and not as part of a plan or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax. 3.3 This UK Sub-Plan shall be used solely to grant Awards to UK Employees. 3.4 UK Options granted pursuant to this UK Sub-Plan are granted pursuant to an "employees' share scheme" for the purposes of FSMA. 3.5 UK Options granted under this UK Sub-Plan shall constitute a Stock Option and an Award as defined in the Plan but shall not constitute an Incentive Stock Option or a Non-Qualified Stock Option as defined in the Plan. 4. Grant of Options 4.1 Any UK Option shall be granted by an Award Agreement entered into by the Company and the Optionee which shall include the following: (a) the Grant Date; (b) the Exercise Price per share of Stock; (c) the number of Option Shares;

4 (d) a statement confirming whether the Administrator will or may require the reimbursement of Employer's NICs or other employer's social security contributions arising in any other jurisdiction pursuant to Rule 8.3; and (e) that it will be a condition of exercise of the UK Option that a Section 431 Election be duly signed by the Optionee, if so required by the Administrator. 5. Non-transferability of Options Notwithstanding any other provision in the Plan or relevant Award Agreement, no UK Option or any right thereunder granted under the UK Sub-Plan shall be capable of being transferred, assigned or charged in any manner whatsoever except on the death of an Optionee in which case the rights may transfer only to the Personal Representatives of the Optionee. Upon any such purported transfer, assignment, or charge the UK Option shall immediately lapse and cease to be exercisable. 6. Leaves of Absence For the purposes section 15 (b) of the Plan, in relation to a UK Option the service of an Optionee who is absent from work on any statutory and/or any enhanced contractual entitlement to leave (including but not limited to, maternity, paternity, adoption or parental leave) shall be deemed to continue during that period without the requirement for prior approval of the Company or Administrator. 7. Manner of exercise of UK Options 7.1 Section 5 (c) to (e) shall apply to UK Options subject to the following changes: (a) payment of the Exercise Price may with prior approval from the Administrator include an undertaking to pay and instructing funds to be deducted from proceeds of sale of any shares of Stock due to the Optionee and paid to the Company (or such other person as the Administrator may determine) on behalf of the Optionee or other sums due to the Optionee)) of a sum equal to the Exercise Price per share of Stock; (b) it is a condition of exercise of any UK Option that the Optionee delivers to the Company payment (in such manner as the Administrator shall request, which may with prior approval from the Administrator include an undertaking to pay and instructing funds to be deducted from proceeds of sale of any shares of Stock due to the Optionee and paid to the Company (or such other person as the Administrator may determine) on behalf of the Optionee or other sums due to the Optionee) of a sum equal to (if relevant) any Tax Liability and (if relevant) any Employer NICs or other relevant employer's social security contributions arising in any other jurisdiction in accordance with Rule 8.1; (c) it is a condition of exercise of any UK Option that the Optionee delivers to the Company any election or agreement regarding Employer's NICs or other relevant employer's social security contributions arising in any other jurisdiction if required pursuant to Rule 8.1; and (d) it is a condition of exercise of any UK Option that the Optionee delivers to the Company a Section 431 Election (should the Administrator so require) duly signed by the Optionee. 8. Tax 8.1 Each Optionee shall indemnify and keep indemnified, the Company or Relevant Company, against any Tax Liability and shall pay the Company or Relevant Company, a sum equal to the Tax Liability immediately upon written notice of the quantum of that liability.

5 8.2 The Company may impose such conditions upon the exercise of the UK Options as are necessary to ensure that the Relevant Company is able to meet any or all of such liabilities, including, without limitation, a condition that no exercise may take place unless the Optionee has provided the Company (or if different, the Relevant Company) with cash funds sufficient to meet such Tax Liability, or has entered into arrangements acceptable to the Administrator (or if different, the Relevant Company) to secure that such cash funds are available, or to allow the Company (or if different, the Relevant Company) to deduct the amount of such Tax Liability from any cash amounts (including salary and bonuses) which may become payable to the Optionee by any Group Company. 8.3 The Administrator may require, as a condition of the exercise of any UK Option, that the Optionee shall: (a) agree to reimburse the Company or Group Company or Relevant Company for any Employer's NICs arising on the exercise of a UK Option; or (b) enter into an election with the Company or Group Company or Relevant Company to assume the liability for any Employer's NICs payable on the exercise of the UK Option, including an election under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or any similar or equivalent provision in any jurisdiction other than the UK; or (c) (if applicable) agree to pay the employer's social security contributions arising in any other jurisdiction, to the extent permitted by law. 8.4 If the Optionee fails to make payment to the Company or Relevant Company immediately upon receipt of a written notice in accordance with this Rule 8 or reimburse the Company or Relevant Company in accordance with an agreement or election in whole or in part for any liability to Employer's NICs or other employer's social security contributions pursuant to this Rule 8, then the Company shall be authorised by the Optionee to sell a sufficient number of shares of Stock otherwise deliverable to the Optionee upon the exercise of a UK Option granted under this UK Sub- Plan to produce a sum which (after allowance for the costs and expenses of the sale of such shares of Stock) may discharge (and shall be applied in discharge of) the Optionee's liability to the Company or Relevant Company under this Rule 8 or any agreement or election pursuant to this Rule 8 and the Company may exercise all such powers and may appoint any of its officers to sign all such documents in the name of the Optionee and act as the Optionee's attorney as may be necessary for this purpose. 8.5 If the Optionee shall fail to make payment to the Company or Relevant Company immediately upon receipt of a written notice in accordance with this Rule 8 then the Optionee shall be liable to make good any amount outstanding on demand (together with any additional tax or costs which may thereby be incurred), and the Company shall be authorised to deduct such amount from any cash payments otherwise to be made to the Optionee. 9. Employment rights 9.1 No Optionee shall have any right or entitlement to have a UK Option granted to them under this UK Sub-Plan. 9.2 The rights and obligations of a Optionee under the terms and conditions of their office or employment shall not be affected by their participation in the UK Sub-Plan or any right the Optionee may have to participate in the UK Sub-Plan.

6 9.3 No rights to compensation or damages shall arise in respect of the loss or diminution in value of UK Options in consequence of the termination of an Optionee's office or employment with any company for any reason whatsoever, whether lawful or not, in so far as those rights arise, or may arise, from the Optionee ceasing to have rights under or being entitled to exercise any UK Option under the UK Sub-Plan as a result of such termination or from the loss or diminution of value of such rights or entitlements. 9.4 Benefits received under this UK Sub-Plan shall not be taken into account in determining any pension or similar entitlement. 10. Data privacy By entering into an Award Agreement, an Optionee confirms that the Company shall be entitled to obtain, retain and process personal data in accordance with the terms of a privacy notice made available to the Optionee by the Company or other Group Company. 11. Lapse date UK Options granted under this UK Sub-Plan shall lapse on the date that is ten years after the Grant Date and for the avoidance of doubt no such UK Option shall be capable of being exercised more than ten years after the Grant Date.